Filed Pursuant to Rule 433
Registration No. 333-133007
August 6, 2007
HSBC USA INC.
Reverse Convertible Notes
FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006 and the
Product Supplement dated July 31, 2006)

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. The notes are not principal protected, and you may lose some or all of your principal.

This free writing prospectus relates to eight separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

• Offering Period End Date: [August 28, 2007 at 2:00 pm, New York City time]
• Initial Public Offering Price: 100 per cent
• Initial Valuation Date: August 28, 2007
• Issue Date: August 31, 2007
• Maturity Date: 3 business days after the final valuation date
• Initial Price: Market price of the reference asset on the initial valuation date

• Barrier Price: The product of the barrier level multiplied by the initial price
• Interest Payment Dates: The 31st calendar day of each month (or the last calendar day of any month with less than 31 calendar days) following the issue date (or if that day is not a business day, the following business day), commencing on October 1, 2007 and ending on the maturity date.
• Listing: The notes will not be listed on any U.S. securities exchange or quotation system

REFERENCE ASSET/ REFERENCE ISSUER (TICKER)	PAGE NUMBER	INTEREST RATE (PER ANNUM)	BARRIER LEVEL	BARRIER PRICE	PRINCIPAL AMOUNT	AGENT’S DISCOUNT OR COMMISSION PER NOTE / TOTAL (1)	PROCEEDS TO US PER NOTE / TOTAL	CUSIP / ISIN	FINAL VALUATION DATE
INDYMAC BANCORP, INC. (IMB)	FWP-5	20.25%	60%	TBD	TBD	TBD	TBD	4042K0 AA3/ US4042K0AA36	November 28, 2007
ADVANCED MICRO DEVICES, INC. (AMD)	FWP-6	20.00%	75%	TBD	TBD	TBD	TBD	4042K0 AB1/ US4042K0AB16	November 28, 2007
THE BLACKSTONE GROUP L.P. (BX)	FWP-7	20.00%	80%	TBD	TBD	TBD	TBD	4042K0 AC9/ US4042K0AC96	November 28, 2007
United States Steel Corporation (X)	FWP-8	14.50%	75%	TBD	TBD	TBD	TBD	4042K0 AD7/ US4042K0AD76	February 28, 2008
AMR Corporation (AMR)	FWP-9	14.25%	60%	TBD	TBD	TBD	TBD	4042K0 AE5/ US4042K0AE56	August 28, 2008
Schlumberger N.V. (Schlumberger Limited) (SLB)	FWP-10	13.25%	80%	TBD	TBD	TBD	TBD	4042K0 AF2/ US4042K0AF26	February 28, 2008
The Nasdaq Stock Market, Inc. (NDAQ)	FWP-11	13.00%	80%	TBD	TBD	TBD	TBD	4042K0 AG0/ US4042K0AG06	February 28, 2008
EMC CORPORATION (EMC)	FWP-12	11.00%	80%	TBD	TBD	TBD	TBD	4042K0 AH8/ US4042K0AH86	February 28, 2008
(1) Agent's discount may vary but will be no more than the amount listed in “Agent's Discount or Commission per Note / Total,” above.

See “Risk Factors” in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.
HSBC SECURITIES (USA) INC.
August 6, 2007

GENERAL TERMS

This free writing prospectus relates to eight separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in ”Risk Factors” beginning on page FWP-2 of this document, PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1 888 800 4722.

You may also obtain:

•	the product supplement atwww.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•	the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm

•	the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review ”Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•	“— Risks Relating to All Note Issuances”

•	"— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset"

1. The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2. You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate specified on the cover page. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3. Because the tax treatment of the notes is uncertain, the material U.S. federal income tax consequences of an investment in the notes are uncertain.

There is no direct legal authority as to the proper tax treatment of the notes, and therefore significant aspects of the tax treatment of the notes are uncertain, as to both the timing and character of any inclusion in income in respect of your note. Because of this uncertainty, we urge you to consult your tax advisor as to the tax consequences of your investment in a note. For a more complete discussion of the U.S. federal income tax consequences of your investment in a note, please see the discussion under ”Certain U.S. Federal Income Tax Considerations” beginning on page FWP-3 of this free writing prospectus and ”Certain U.S. Federal Income Tax Considerations - Certain Equity-Linked Notes - Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

FWP-2

4. There is a limited amount of historical data for one of the reference assets.

According to publicly available information, the common stock of THE BLACKSTONE GROUP L.P. commenced trading on June 21, 2007. As a result, there is a limited amount of historical data that can be provided for THE BLACKSTONE GROUP L.P. For more information on the THE BLACKSTONE GROUP L.P., note purchasers can access the website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. You will receive the physical delivery amount if both of the following are true: (a) between the initial valuation date and the final valuation date, inclusive, the market price (as defined below) of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A USD1,000 investment in the notes will pay USD1,000 at maturity if, and only if, either of the following is true: (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes. Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

As described in the product supplement, on any scheduled trading day on which the value of the reference asset must be calculated by the calculation agent, (i) if the relevant exchange is the NASDAQ Stock Market (“NASDAQ”), the market price of the reference asset will be the NASDAQ official closing price (NOCP) or (ii) if the NASDAQ is not the relevant exchange, the market price of the reference asset will be the official closing price of the relevant exchange, in each case as of the close of the regular trading session of such exchange and as reported in the official price determination mechanism for such exchange. If the reference asset is not listed or traded as described above for any reason other than a market disruption event, then the market price for the reference asset on any scheduled trading day will be the average, as determined by the calculation agent, of the bid prices for the reference asset obtained from as many dealers in the reference asset selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

To the extent a market disruption event exists on a day on which the final price is to be determined, the market price of the reference asset will be determined on the first following scheduled trading day on which a market disruption event does not exist with respect to the reference asset; provided that if a market disruption event exists on five consecutive scheduled trading days, that fifth scheduled trading day shall be the final valuation date, and the calculation agent shall determine the final price on such date.

In the event that the maturity date is postponed or extended as described under ”Specific Terms of the Notes - Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the ”physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see ”Description of the Notes - Fixed Rate Notes” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time) and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes-Short-Term Debt Instruments” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances Notes with an initial maturity of one year may be outstanding for more than one year, it is possible that the Deposits associated with these Notes may not be treated as short-term obligations. In that event, Notes with an initial maturity of one year would be described in “Certain U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes - Payments of Interest” in the prospectus supplement.

FWP-3

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the ”Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section ”Information Regarding the Reference Asset and the Reference Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth (to the extent available) the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2004 through June 29, 2007 and for the period from July 2, 2007 through August 1, 2007. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. All historical prices are denominated in USD and rounded to the nearest penny. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

HYPOTHETICAL EXAMPLES

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a USD1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•   If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash) ;
•   If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive USD1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price; or
• If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive USD1,000 at maturity.

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

FWP-4

INDYMAC BANCORP, INC. (IMB)

Description of INDYMAC BANCORP, INC.

According to publicly available information, INDYMAC BANCORP, INC. (“IndyMac”) operates as the holding company for IndyMac Bank, F.S.B., a thrift/mortgage bank, which provides mortgage products and services in the United States. In addition, IndyMac facilitates the acquisition, development, and improvement of single-family homes through electronic mortgage information and transaction system platform that automates underwriting, risk-based pricing, and rate locking via the Internet at the point of sale. IndyMac serves homebuilders, commercial builders, mortgage brokers, and bankers for the purposes of either building residential homes or financing the purchase of homes.

IndyMac’s SEC file number is 1-8972.

Historical Performance of IndyMac

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	36.86	29.30	36.29
June 30, 2004	37.44	29.21	31.60
September 30, 2004	37.01	30.83	36.20
December 31, 2004	38.10	30.87	34.45
March 31, 2005	39.15	32.83	34.00
June 30, 2005	43.44	33.04	40.73
September 30, 2005	46.25	37.40	39.58
December 30, 2005	40.50	34.40	39.02
March 31, 2006	43.24	37.71	40.93
June 30, 2006	50.50	40.44	45.85
September 29, 2006	47.24	37.15	41.16
December 29, 2006	48.14	40.35	45.16
March 30, 2007	45.82	26.27	32.05
June 29, 2007	37.50	28.37	29.17
July 2, 2007 through August 1, 2007	31.50	18.53	20.16

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	IndyMac

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	20.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.0625%		100.00%
+	90%	5.0625%		90.00%
+	80%	5.0625%		80.00%
+	70%	5.0625%		70.00%
+	60%	5.0625%		60.00%
+	50%	5.0625%		50.00%
+	40%	5.0625%		40.00%
+	30%	5.0625%		30.00%
+	20%	5.0625%		20.00%
+	10%	5.0625%		10.00%
	0%	5.0625%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.9375%	5.0625%	-10.00%
-	20%	-14.9375%	5.0625%	-20.00%
-	30%	-24.9375%	5.0625%	-30.00%
-	40%	-34.9375%	5.0625%	-40.00%
-	50%	-44.9375%	N/A	-50.00%
-	60%	-54.9375%	N/A	-60.00%
-	70%	-64.9375%	N/A	-70.00%
-	80%	-74.9375%	N/A	-80.00%
-	90%	-84.9375%	N/A	-90.00%
-	100%	-94.9375%	N/A	-100.00%

FWP-5

ADVANCED MICRO DEVICES, INC. (AMD)

Description of ADVANCED MICRO DEVICES, INC.

According to publicly available information, ADVANCED MICRO DEVICES, INC. (“AMD”) provides processing solutions for the computing, graphics, and consumer electronics markets in the United States, Europe, and Asia. AMD also provides products for consumer electronic devices, such as mobile phones, digital TVs, and game consoles. AMD sells its products to original equipment manufacturers, original design manufacturers, and third-party distributors through its direct sales force and independent sales representatives.

AMD’s SEC file number is 001-07882.

Historical Performance of AMD

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	17.50	13.60	16.23
June 30, 2004	17.60	13.65	15.90
September 30, 2004	15.90	10.76	13.00
December 31, 2004	24.95	13.09	22.02
March 31, 2005	22.30	14.63	16.12
June 30, 2005	18.34	14.08	17.34
September 30, 2005	25.75	17.22	25.20
December 30, 2005	31.84	20.22	30.60
March 31, 2006	42.70	30.88	33.16
June 30, 2006	35.75	23.46	24.42
September 29, 2006	27.90	16.90	24.85
December 29, 2006	25.69	19.90	20.35
March 30, 2007	20.63	12.96	13.06
June 29, 2007	15.95	12.60	14.30
July 2, 2007 through August 1, 2007	16.19	13.03	13.41

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AMD

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	N/A	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-6

THE BLACKSTONE GROUP L.P. (BX)

Description of THE BLACKSTONE GROUP L.P.

According to publicly available information, THE BLACKSTONE GROUP L.P. (“Blackstone”) is a global alternative asset manager and provider of financial advisory services. Blackstone’s alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt vehicles, proprietary hedge funds and closed-end mutual funds. Blackstone also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. The common stock of Blackstone started trading on the New York Stock Exchange on June 21, 2007; therefore, historical prices of Blackstone commenced on and from June 21, 2007.

Blackstone’s SEC file number is 001-33551.

Historical Performance of Blackstone

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	38.00	28.75	29.27
July 2, 2007 through August 1, 2007	31.99	23.27	24.31

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 20.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Blackstone

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	20.00 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	3 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
	0%	5.00%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-5.00%	5.00%	-10.00%
-	20%	-15.00%	5.00%	-20.00%
-	30%	-25.00%	N/A	-30.00%
-	40%	-35.00%	N/A	-40.00%
-	50%	-45.00%	N/A	-50.00%
-	60%	-55.00%	N/A	-60.00%
-	70%	-65.00%	N/A	-70.00%
-	80%	-75.00%	N/A	-80.00%
-	90%	-85.00%	N/A	-90.00%
-	100%	-95.00%	N/A	-100.00%

FWP-7

UNITED STATES STEEL CORPORATION (X)

Description of United States Steel Corporation

According to publicly available information, United States Steel Corporation (“U.S. Steel”) is an integrated steel producer with production operations in the United States and Central Europe. U.S. Steel is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the United States and Central Europe, and the production of iron ore pellets from taconite, transportation services and real estate operations in the United States.

U.S. Steel’s SEC file number is 1-16811.

Historical Performance of U.S. Steel

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	40.15	31.40	37.27
June 30, 2004	39.98	25.22	35.12
September 30, 2004	39.98	32.95	37.62
December 31, 2004	54.06	32.12	51.25
March 31, 2005	63.90	45.20	50.85
June 30, 2005	52.18	34.05	34.37
September 30, 2005	45.95	34.09	42.35
December 30, 2005	51.63	33.59	48.07
March 31, 2006	64.47	48.05	60.68
June 30, 2006	77.77	56.15	70.12
September 29, 2006	70.66	53.63	57.68
December 29, 2006	79.01	54.18	73.14
March 30, 2007	101.60	68.83	99.17
June 29, 2007	127.26	99.07	108.75
July 2, 2007 through August 1, 2007	116.37	92.40	95.61

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.50 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	U.S. Steel

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	14.50 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	7.25%		100.00%
+	90%	7.25%		90.00%
+	80%	7.25%		80.00%
+	70%	7.25%		70.00%
+	60%	7.25%		60.00%
+	50%	7.25%		50.00%
+	40%	7.25%		40.00%
+	30%	7.25%		30.00%
+	20%	7.25%		20.00%
+	10%	7.25%		10.00%
	0%	7.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-2.75%	7.25%	-10.00%
-	20%	-12.75%	7.25%	-20.00%
-	30%	-22.75%	N/A	-30.00%
-	40%	-32.75%	N/A	-40.00%
-	50%	-42.75%	N/A	-50.00%
-	60%	-52.75%	N/A	-60.00%
-	70%	-62.75%	N/A	-70.00%
-	80%	-72.75%	N/A	-80.00%
-	90%	-82.75%	N/A	-90.00%
-	100%	-92.75%	N/A	-100.00%

FWP-8

AMR CORPORATION (AMR)

Description of AMR Corporation

According to publicly available information, AMR Corporation (“AMR”), through its subsidiaries, operates as a scheduled passenger airline in the United States. AMR also provides connecting service throughout the United States, Canada, and the Caribbean. In addition, AMR provides aviation services, call center management services, and investment advisory services.

AMR’s SEC file number is 1-8400.

Historical Performance of AMR

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	17.65	10.25	12.73
June 30, 2004	14.50	10.04	12.11
September 30, 2004	12.28	6.76	7.33
December 31, 2004	11.10	6.34	10.95
March 31, 2005	11.65	7.83	10.70
June 30, 2005	14.95	9.80	12.11
September 30, 2005	14.80	10.00	11.18
December 30, 2005	23.53	10.77	22.23
March 31, 2006	29.14	18.24	27.05
June 30, 2006	29.32	21.50	25.42
September 29, 2006	27.74	18.78	23.14
December 29, 2006	34.40	23.42	30.23
March 30, 2007	41.00	29.68	30.45
June 29, 2007	34.00	24.88	26.35
July 2, 2007 through August 1, 2007	29.32	23.08	24.32

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 14.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	AMR

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	14.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	1 year

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	14.25%		100.00%
+	90%	14.25%		90.00%
+	80%	14.25%		80.00%
+	70%	14.25%		70.00%
+	60%	14.25%		60.00%
+	50%	14.25%		50.00%
+	40%	14.25%		40.00%
+	30%	14.25%		30.00%
+	20%	14.25%		20.00%
+	10%	14.25%		10.00%
	0%	14.25%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	4.25%	14.25%	-10.00%
-	20%	-5.75%	14.25%	-20.00%
-	30%	-15.75%	14.25%	-30.00%
-	40%	-25.75%	14.25%	-40.00%
-	50%	-35.75%	N/A	-50.00%
-	60%	-45.75%	N/A	-60.00%
-	70%	-55.75%	N/A	-70.00%
-	80%	-65.75%	N/A	-80.00%
-	90%	-75.75%	N/A	-90.00%
-	100%	-85.75%	N/A	-100.00%

FWP-9

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED) (SLB)

Description of Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (“Schlumberger”) operates as an oilfield services company in the United States and internationally. Schlumberger, through its subsidiaries, provides a wide range of services, including technology, project management and information solutions to the international petroleum industry as well as advanced acquisition and data processing surveys.

Schlumberger’s SEC file number is 1-4601.

Historical Performance of Schlumberger

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	33.38	26.27	31.93
June 30, 2004	32.35	27.38	31.76
September 30, 2004	33.93	29.32	33.66
December 31, 2004	34.95	30.51	33.48
March 31, 2005	39.16	31.57	35.24
June 30, 2005	39.23	32.31	37.97
September 30, 2005	43.90	37.43	42.19
December 30, 2005	51.49	38.65	48.58
March 31, 2006	65.88	49.20	63.29
June 30, 2006	74.75	54.00	65.11
September 29, 2006	68.55	54.23	62.03
December 29, 2006	69.30	56.85	63.16
March 30, 2007	71.17	55.68	69.10
June 29, 2007	89.20	68.25	84.94
July 2, 2007 through August 1, 2007	99.40	84.41	94.62

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.25 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Schlumberger

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	13.25 per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.625%		100.00%
+	90%	6.625%		90.00%
+	80%	6.625%		80.00%
+	70%	6.625%		70.00%
+	60%	6.625%		60.00%
+	50%	6.625%		50.00%
+	40%	6.625%		40.00%
+	30%	6.625%		30.00%
+	20%	6.625%		20.00%
+	10%	6.625%		10.00%
	0%	6.625%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.375%	6.625%	-10.00%
-	20%	-13.375%	6.625%	-20.00%
-	30%	-23.375%	N/A	-30.00%
-	40%	-33.375%	N/A	-40.00%
-	50%	-43.375%	N/A	-50.00%
-	60%	-53.375%	N/A	-60.00%
-	70%	-63.375%	N/A	-70.00%
-	80%	-73.375%	N/A	-80.00%
-	90%	-83.375%	N/A	-90.00%
-	100%	-93.375%	N/A	-100.00%

FWP-10

THE NASDAQ STOCK MARKET, INC. (NDAQ)

Description of The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (“Nasdaq Inc.”), through its subsidiaries, is a provider of securities listing, trading, and information products and services. Nasdaq Inc.’s revenue sources include revenues from transaction services, market data products and services, listing fees, insurance products, shareholder and newswire services and financial products. Nasdaq Inc. also operates, through the exchange subsidiary, The Nasdaq Market Center, which provides market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national securities exchanges.

Nasdaq Inc.’s SEC file number is 000-32651.

Historical Performance of Nasdaq Inc.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	12.60	8.55	8.60
June 30, 2004	8.80	6.30	6.30
September 30, 2004	7.00	5.53	6.90
December 31, 2004	10.50	6.40	10.20
March 31, 2005	11.86	7.60	10.70
June 30, 2005	20.00	9.81	18.86
September 30, 2005	25.75	18.80	25.35
December 30, 2005	45.23	25.33	35.18
March 31, 2006	46.75	34.83	40.04
June 30, 2006	45.00	23.91	29.90
September 29, 2006	32.49	25.33	30.24
December 29, 2006	42.37	28.90	30.79
March 30, 2007	37.45	26.57	29.41
June 29, 2007	34.96	29.05	29.71
July 2, 2007 through August 1, 2007	34.10	29.37	30.62

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 13.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	Nasdaq Inc.

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	13.00% per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	6.50%		100.00%
+	90%	6.50%		90.00%
+	80%	6.50%		80.00%
+	70%	6.50%		70.00%
+	60%	6.50%		60.00%
+	50%	6.50%		50.00%
+	40%	6.50%		40.00%
+	30%	6.50%		30.00%
+	20%	6.50%		20.00%
+	10%	6.50%		10.00%
	0%	6.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-3.50%	6.50%	-10.00%
-	20%	-13.50%	6.50%	-20.00%
-	30%	-23.50%	N/A	-30.00%
-	40%	-33.50%	N/A	-40.00%
-	50%	-43.50%	N/A	-50.00%
-	60%	-53.50%	N/A	-60.00%
-	70%	-63.50%	N/A	-70.00%
-	80%	-73.50%	N/A	-80.00%
-	90%	-83.50%	N/A	-90.00%
-	100%	-93.50%	N/A	-100.00%

FWP-11

EMC CORPORATION (EMC)

Description of EMC CORPORATION

According to publicly available information, EMC CORPORATION (“EMC”) engages in the development, delivery, and support of information infrastructure technologies and solutions worldwide. EMC’s products store, retrieve, manage, protect, and share information from all major computing environments, including UNIX, Windows NT,and mainframe platforms.

EMC’s SEC file number is 001-9753.

Historical Performance of EMC

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
March 31, 2004	15.80	12.11	13.61
June 30, 2004	13.76	9.97	11.40
September 30, 2004	11.61	9.24	11.54
December 31, 2004	14.98	11.68	14.87
March 31, 2005	15.09	11.79	12.32
June 30, 2005	14.88	11.10	13.71
September 30, 2005	14.78	12.05	12.94
December 30, 2005	14.55	12.70	13.62
March 31, 2006	14.75	13.05	13.63
June 30, 2006	13.99	10.11	10.97
September 29, 2006	12.09	9.44	11.98
December 29, 2006	13.79	11.69	13.20
March 30, 2007	14.89	12.74	13.85
June 29, 2007	18.16	13.85	18.10
July 2, 2007 through August 1, 2007	19.84	17.97	19.09

Deposit and Put Premium

As described in the prospectus supplement under ”Certain U.S. Federal Income Tax Considerations - Certain Notes Treated as a Put Option and a Deposit,“ for purposes of dividing the 11.00 per cent per annum interest rate on the notes among interest on the Deposit and Put Premium, [●] per cent constitutes interest on the Deposit and [●] per cent constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “- Hypothetical Examples” above for more information.

Reference Asset:	EMC

Initial Price:	USD[●]

Barrier Price:	USD[●]

Interest Rate:	11.00% per cent per annum

Physical Delivery Amount:	[●] shares (fractional shares paid in cash)

Term of Notes:	6 months

Reinvestment Rate for Note Interest:	0 per cent

Table of Hypothetical Returns

FINAL PRICE (% CHANGE)		INVESTMENT IN THE NOTES		INVESTMENT IN THE REFERENCE ASSET
+	100%	5.50%		100.00%
+	90%	5.50%		90.00%
+	80%	5.50%		80.00%
+	70%	5.50%		70.00%
+	60%	5.50%		60.00%
+	50%	5.50%		50.00%
+	40%	5.50%		40.00%
+	30%	5.50%		30.00%
+	20%	5.50%		20.00%
+	10%	5.50%		10.00%
	0%	5.50%		0.00%
		Barrier Price Ever Breached?
		YES	NO
-	10%	-4.50%	5.50%	-10.00%
-	20%	-14.50%	5.50%	-20.00%
-	30%	-24.50%	N/A	-30.00%
-	40%	-34.50%	N/A	-40.00%
-	50%	-44.50%	N/A	-50.00%
-	60%	-54.50%	N/A	-60.00%
-	70%	-64.50%	N/A	-70.00%
-	80%	-74.50%	N/A	-80.00%
-	90%	-84.50%	N/A	-90.00%
-	100%	-94.50%	N/A	-100.00%

FWP-12